Exhibit 99.1

Slide 1: Abraxas Petroleum Corporation
September 14, 2005

The information presented herein may contain predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, competition, government regulation and the ability of the Company to meet its stated business goals.

Picture: Collage of oil field pictures & outline of the U.S.

Slide 2: Re-Emerging Growth Story
Abraxas Petroleum Corporation

     o   AMEX: ABP
     o   Basic shares outstanding - 42.0 million
     o   Average trading volume (3 mos.) - 350,000 shares per day
     o   Share price appreciation (2005 to date) - 105%
     o   Operations in Texas and Wyoming

Natural gas

     o   Approximately 80%

Quality assets

     o   High ownership interests
     o   Operations
     o   High producing rates per well
     o   Large acreage positions
     o   Substantial upside

Slide 3: Refinanced 2004...

11 1/2% notes contained capital expenditure restrictions Refinanced debt in October of 2004:

     Sources:                                             Uses:
    ----------------------------------------------------------------------
    New $125 mm floating rate notes due 2009      11 1/2% notes due 2007
    New $25 mm bridge loan                        Foothill credit facility
    New $35 mm term loan in Canada
    New $15 mm revolving credit facility (undrawn at closing)
Bifurcated collateral base by country


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Slide 4: IPO 2005...
Grey Wolf Exploration Inc. IPO

     o   Closed: February 28, 2005
     o   $65 million in net proceeds repaid:
     o   $35 million term loan
     o   $25 million bridge loan
     o   $3.10 per proved Mcfe
     o   $20 million one-time gain
     o   Reduced 32% debt with 17% proved reserves

Simplified Capital Structure
Focused Asset Base

Slide 5: Goals 2005...

Focus on Drill Bit  Growth  through  Capital  Development  Program  in Texas and
Wyoming

     o   $32 mm budget

Continue to Maximize Shareholder Value

Slide 6: Focus...Focus...Focus...
Reserve Distribution of 93.7 Bcfe at 12/31/04
Map of the United States highlighting Wyoming and Texas
Wyoming            0.8 Bcfe 1%
West Texas        65.1 Bcfe         69%
South Texas       27.8 Bcfe         30%

Slide 7: U.S. Production... Production increasing after 6% decline in 2004 amid capital expenditure restrictions ($9.3 mm)

Bar chart of U.S. production & capital expenditures by quarter

Slide 8: West Texas...
Map of Texas highlighting West Texas
Working interest average of 74% in 166 wells
Focus - continued development of deep Devonian / Montoya gas and overlying Cherry Canyon oil
Over 200 potential drilling locations (33 PUD's)
2004 activity - Intensive engineering field studies in preparation for expanded budget
2005 plans - 8 wells & Hudgins Ranch Acquisition (Oates SW)
         (current: 1 completing and 1 re-entering)
         (completed: 4 wells - combined gross IP of 5.2 MMcfepd)

Slide 9: Oates SW in West Texas...

Map of acreage in Oates SW Field area marked with 3-D seismic, producing and potential well locations
Surface / Executive Rights
50% Mineral Interest

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25% Mineral Interest
Oil & Gas Lease
Devonian horizontal wells
Initial Wolfcamp re-entry
Initial Woodford re-entry
Remaining re-entry candidates
Inventory on 160-acre spacing

Slide 10:         South Texas...
Map of Texas highlighting South Texas
Working interest average of 93% in 45 wells
Focus - continued development of deep horizontal Edwards gas
13 identified drilling locations (10 PUD's)
2004 activity - Preparation for expanded budget
2005 plans - 3 wells (combined gross IP of 8.5 MMcfepd)
         Multiple low-risk re-completion projects

Slide 11:         Wyoming...
Map of Wyoming highlighting East Central Wyoming
100% working interest in 6 wells
51,000 net acres, long-term leases
Focus - development of multiple oil horizons
18 identified drilling locations
2004 activity - 1 vertical well
2005 plans - 4 wells (1 drilling and 2 awaiting completion)

Slide 12:         Maximize Shareholder Value...
Continue to improve balance sheet with target debt/total mkt. cap of 40% to 60% after Grey Wolf IPO @ 60%
Maintain financial flexibility and liquidity
Prioritize large opportunity set of over 230 potential drilling locations, 43 of which are PUD's

Slide 13:         2002...2003...2004
                                                     Pro-Forma
                           December 31, 2002      December 31, 2004    % Change
Debt (mm)                           $300.4             $125.0            - 58%
Proved Reserves (Bcfe)               166.5               93.7            - 44%
Debt / Mcfe                          $1.80              $1.33            - 26%
Bar chart of debt and reserves from 2002 - 2004

Slide 14:         2005 U.S. Guidance...
Production:
         Full Year (Bcfe)                           6.5 - 7.5
         Exit Rate (MMcfe/d)                          19 - 21
Price Differentials from NYMEX
         Gas ($/Mcf)                                     0.55

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         Oil ($/Bbl)                                      0.75
Production Taxes (% of revenue)                            10%
Direct Lease Operating Expenses ($/Mcfe)                  1.10
G&A ($/Mcfe)                                              0.75
D/D/A ($/Mcfe)                                            1.25
Capital Expenditures($MM)                                 32.0
Hedge position: 9,500 - 10,000 Mcfe/d through March 2006 w $5.00 floor

Slide 15: Summary...
Niche exploitation and production company
High quality assets with substantial upside
2005 goals:
              Grey Wolf Exploration Inc. IPO
              Capital Development Program in Texas and Wyoming
              Maximize Shareholder Value

Slide 16:   www.abraxaspetroleum.com
Picture:    Brooks Draw, Wyoming